Exhibit 1.1

Execution Version

OPEN MARKET SALE AGREEMENTSM

November 17, 2021

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Freeline Therapeutics Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Jefferies LLC, as sales agent and/or principal (the “Agent”), American Depositary Shares (“ADSs”), each representing one ordinary share of the Company, nominal value £0.00001 per share (the “Ordinary Shares”), on the terms set forth in this agreement (this “Agreement”).

The ADSs may be evidenced by American Depositary Receipts (the “ADRs”) issued pursuant to that certain deposit agreement, dated as of August 11, 2020, as amended (the “Deposit Agreement”), among the Company, Citibank N.A., as depositary (the “Depositary”), and the holders from time to time of the ADRs evidencing the ADSs issued thereunder. The Company shall, following subscription by the Agent of the ADSs, deposit, on behalf of the Agent, the Ordinary Shares represented by such ADSs with the custodian appointed by the Depositary, pursuant to which the Depositary (or the custodian acting on behalf of the Depositary) shall deliver the ADSs to the Agent.

Section 1. DEFINITIONS

(a) Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Period” means the period commencing on the date of this Agreement and expiring on the date on which the Agent shall have placed the Maximum Program Amount pursuant to this Agreement, unless earlier terminated pursuant to Section 7.

“Commission” means the U.S. Securities and Exchange Commission.

SM	“Open Market Sale Agreement” is a service mark of Jefferies LLC

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agent shall not sell Shares during the applicable period set forth in the Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the Issuance Notice by delivering written notice of such change to the Agent and which in no event shall be less than $1.00 without the prior written consent of the Agent, which may be withheld in the Agent’s sole discretion.

“Issuance Amount” means the aggregate Sales Price of the ADSs to be sold by the Agent pursuant to any Issuance Notice.

“Issuance Notice” means a written notice delivered to the Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer, President, Chief Financial Officer or General Counsel.

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Maximum Program Amount” means ADSs with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Ordinary Shares in the form of ADSs registered under the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) the number of Ordinary Shares that the directors of the Company have been granted the authority and power to allot and issue on a non pre-emptive basis pursuant to the UK Companies Act 2006 (the “Companies Act”) under the Company’s constitution (as defined in section 17 of the Companies Act), to the extent unutilized (less Ordinary Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized share capital), (c) the number or dollar amount of Ordinary Shares permitted to be sold under Form F-3 (including General Instruction I.B.5 thereof, if applicable), or (d) the number or dollar amount of ADSs for which the Company has filed a Prospectus (as defined below).

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means The Nasdaq Stock Market LLC or such other national securities exchange on which the ADSs, including any Shares, are then listed.

“Rule 462(b) Registration Statement” means any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of Shares.

“Sales Price” means the actual sale execution price of each Share placed by the Agent pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means three percent (3%) of the gross proceeds of Shares sold pursuant to this Agreement, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.

“Settlement Date” means the second business day following each Trading Day during the period set forth in the Issuance Notice on which ADSs are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of ADSs sold on such Trading Day and the Agent shall deliver to the Company, against issue of the Ordinary Shares underlying such ADSs, the Issuance Price in respect of such sales.

“Shares” shall mean the Company’s ADSs and the underlying Ordinary Shares issued or issuable pursuant to this Agreement or either of the above, as the context may require.

“Trading Day” means any day on which the Principal Market is open for trading.

References in this Agreement to (1) the Company issuing and selling ADSs to the Agent, and similar or analogous expressions, shall be understood to refer to the Company allotting and issuing the new Ordinary Shares underlying those ADSs to the Depositary or its nominee and procuring the issue of ADSs representing such Ordinary Shares by the Depositary or its nominee to the Agent; and (2) the purchase of, or payment for, any ADSs, and similar or analogous expressions, shall be understood to refer to the subscription for the Ordinary Shares underlying those ADSs, as well as the acquisition of the ADSs representing such Ordinary Shares, and the payment of the subscription moneys in respect of such Ordinary Shares.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Agent that, unless such representation, warranty or agreement specifies otherwise, as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date (as defined below) and (5) as of each Time of Sale (as defined below) (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

(a) Registration Statement. The Company has prepared and filed with the Commission a shelf registration statement on Form F-3 (File No. 333-259444) that contains a base prospectus (the “Base Prospectus”). Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus supplement relating to the sale of the Shares and constituting a part of such registration statement(s), together with the Base Prospectus and any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. The Registration Statement at the time it first becomes effective is herein called the “Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

At the time the Registration Statement was or will be originally declared effective, the Company met the then-applicable requirements for use of Form F-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 20-F the Company will meet the then-applicable requirements for use of Form F-3 under the Securities Act.

(b) Compliance with Registration Requirements. The Original Registration Statement was declared effective prior to the first Issuance Notice Date. Any Rule 462(b) Registration Statement filed after the date hereof will be declared effective prior to any Issuance Notice Date following such filing. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus, as of its date, complied, or will comply, in all material respects with the Securities Act and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the issuance and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at each Representation Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in Section 6 below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule.

(c) Free Writing Prospectuses. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and at each Representation Date did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Free Writing Prospectus.

(d) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Exchange Act Compliance. Any further documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, or any further amendment or supplement thereto, at the time they become effective or are filed with the Commission, and any Free Writing Prospectus or amendment or supplement thereto complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at each Time of Sale, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the fact required to be stated therein or necessary to make the statements therein not misleading.

(f) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; there are no disclosures regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) in any of the Registration Statement or the Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board (“PCAOB”), has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and the Prospectus.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, (i) there has not been any change in the share capital (other than the issuance of Ordinary Shares upon exercise of share options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(h) Incorporation and Good Standing. The Company and each of its subsidiaries have been duly incorporated and are validly existing and in good standing (or their jurisdictional equivalent, if any) under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing (or their jurisdictional equivalent if any) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing (or their jurisdictional equivalent, if any) or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

(i) Stock Exchange Listing. The ADSs are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Principal Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market.

(j) Capitalization. The Company has an issued capitalization as set forth in the Registration Statement and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement and the Prospectus); all the outstanding shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (which for the purposes of this Agreement with respect to the Company shall mean that no holder is liable, solely because of such holder’s status as a holder of shares of the Company, for additional payments or calls for further funds by the Company or any other person) and are not subject to any pre-emptive or similar rights that have not been duly waived or satisfied; except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights that have not been duly waived or satisfied), warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding share capital or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly issued, are fully paid and non-assessable (which for the purposes of this Agreement with respect to each of the Company’s subsidiaries organized outside of the United States shall mean that no holder is liable, solely because of such holder’s status as a holder of shares of such subsidiary, for additional payments or calls for further funds by such subsidiary or any other person) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other similar claim of any third party.

(k) Share Awards. With respect to compensatory share awards (the “Share Awards”) granted pursuant to the share-based compensation plans of the Company and its subsidiaries (the “Company Share Plans”), (i) each grant of a Share Award was duly authorized by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Share Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements (iii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and (iv) each such grant was made subject to terms obliging the holder of the Share Award to pay any taxes arising as a consequence of or in respect of such Share Award including without limitation the grant, exercise, vesting and/or settlement, as applicable of such Share Award.

(l) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(m) This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) The Shares. The Ordinary Shares to be issued and sold by the Company hereunder, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus; and the issuance of the Ordinary Shares is not subject to any pre-emptive or similar rights that have not been duly waived or satisfied. The Ordinary Shares may be freely deposited by the Company with the custodian appointed by the Depositary against issuance of the Depositary of ADRs evidencing the ADSs; the Shares to be sold by the Company, when issued and delivered against payment therefor, will be freely transferable to or for the account of the Agent and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Ordinary Shares under the laws of England and Wales or the United States except as described in the Registration Statement and the Prospectus under “Description of Share Capital and Articles of Association” and “Description of American Depositary Shares”.

(o) Deposit Agreement. The Deposit Agreement was duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Upon (i) due issuance by the Depositary of the ADSs against the deposit of Ordinary Shares in respect thereof and/or (ii) due execution and delivery by the Depositary of ADRs evidencing ADSs against the deposit of Ordinary Shares in respect thereof, in accordance with the provisions of the Deposit Agreement, such ADSs and/or ADRs will be duly and validly issued and the persons in whose names the ADSs and/or the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the ADRs will conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

(p) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Ordinary Shares, the deposit of the Ordinary Shares with the custodian against issuance by the Depositary of the ADSs and/or the ADRs and the consummation of the transactions contemplated by this Agreement and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute applicable to the Company or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having authority over the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Agent.

(s) Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) current or pending to which the Company or any of its subsidiaries is a party or to which any property or rights of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus.

(t) Independent Accountants. Deloitte LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries (other than with respect to Intellectual Property (as defined below), which is addressed exclusively in Section 2(v) below), in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Intellectual Property. Except as described in the Registration Statement and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries own or have the right to use, or can acquire the right to use on reasonable terms, or the Company reasonably believes that it may otherwise use without infringing valid third party rights, all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, inventions, technology, proprietary or confidential information and all other intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as currently conducted and as proposed to be conducted as set forth in the Registration Statement and the Prospectus; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim to succeed; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned by or exclusively licensed to the Company or its subsidiaries, other than routine patent office examination proceedings in respect of pending patent applications, and the Company is unaware of any facts which would form a reasonable basis for any such claim to succeed; (iv) the Intellectual Property owned by or exclusively licensed to the Company or its subsidiaries has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (v) to the knowledge of the Company, the Company’s and its subsidiaries’ conduct of their respective businesses as currently conducted and as proposed to be conducted as set forth in the Registration Statement and the Prospectus has not and does not, in the Company’s reasonable judgment, infringe, misappropriate or otherwise violate any valid Intellectual Property of any person; (vi) the Company and its subsidiaries have not received any written notice of any claim alleging that the Company or its subsidiaries is infringing, misappropriating or otherwise violating the Intellectual Property of any person; (vii) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property of the Company and its subsidiaries, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof and, to the knowledge of the Company, no such Intellectual Property has been disclosed other than to employees, representatives and agents of the Company or any of its subsidiaries, all of whom are bound by written confidentiality agreements; and (viii) to the knowledge of the Company, the Intellectual Property owned by or exclusively licensed to the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other Affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents.

(x) Investment Company Act. The Company is not and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement or the Prospectus, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Taxes. The Company and its subsidiaries have paid all material federal, state, local and foreign taxes and duties and filed all material tax returns required to be paid or filed through the date hereof, except, in each case, insofar as such taxes are being contested in good faith and adequate reserves have been taken for them in accordance with GAAP; and there is no tax deficiency asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except where (i) such tax deficiencies would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (ii) such tax deficiency has been settled or is being contested in good faith and adequate reserves have been taken for it in accordance with GAAP.

(z) Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement and the Prospectus (“Permits”), except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation, suspension, or modification of any such Permit or authorization or has any reason to believe that any such Permit will not be renewed in the ordinary course, except where such failure to pay or file, or where revocation, modification or nonrenewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(bb) Certain Environmental Matters. (i) The Company and its subsidiaries (x) are in material compliance with all, and have not violated any, applicable national, federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated in the past five years, any permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received written notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(cc) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Ordinary Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Ordinary Shares, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(dd) FINRA Matters. All of the information provided to the Agent or to counsel for the Agent by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(ee) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at-risk status” (within the meaning of Section 303(i)(4) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur, other than any such event for which the 30-day notice period has been waived by the Pension Benefit Guaranty Corporation; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group Affiliates in the current fiscal year of the Company and its Controlled Group Affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group Affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(gg) Disclosure Controls. Except as disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to comply with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(hh) Accounting Controls. Except as disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, there are no material weaknesses in the Company’s internal controls over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, known to the Company that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in all material respects.

(jj) Cybersecurity; Data Protection. Except as described in the Registration Statement and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, including in terms of functionality and performance, and, to the knowledge of the Company, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corrupting software; (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and confidential data (including all personal, personally identifiable, sensitive, confidential or regulated data, including, without limitation, any data which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”), “personal data” as defined by European Union General Data Protection Regulation (EU 2016/679) in such form as incorporated into the laws of England and Wales by virtue of the European Union (Withdrawal) Act 2018 and any regulations thereunder (“GDPR”), and any other piece of information that allows the identification of a natural person, or his or her family, or data related to an identified person’s health or sexual orientation (collectively, “Personal Data”)) used in connection with their businesses; (iii) to the knowledge of the Company, there have been no material breaches, violations or unauthorized uses of or accesses to any IT Systems or Personal Data, nor any incidents under internal review or investigations relating to the same and (iv) the Company and its subsidiaries are in material compliance with all applicable laws, directives or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or supragovernmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data, including, without limitation, the GDPR, the UK Data Protection Act 1998, EU Directive 2002/58/EC in such form as incorporated into the laws of England and Wales by virtue of the European Union (Withdrawal) Act 2018 and all applicable national implementing legislation (“Data Protection Laws”) and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; and (v) the Company and its subsidiaries have used commercially reasonable efforts to require their vendors, service providers or other third parties that have received access to any Personal Data from the Company or its subsidiaries to protect the privacy, security and confidentiality of such Personal Data.

(kk) Compliance with Data Privacy Laws. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) to the knowledge of the Company, the Company and its subsidiaries have not received any written communication from any person or data subject alleging a breach of any of its obligations under Data Protection Laws, including any compensation claim and, to the knowledge of the Company, there are no facts or circumstances that would give rise to any such claim; (ii) the Company and its subsidiaries have not received any written request, official notice (including an information notice or enforcement notice) or other written notice of investigation or other action under Data Protection Laws from any governmental body or supervisory authority alleging a breach of any of their obligations under Data Protection Laws and, to the knowledge of the Company, there are no facts or circumstances that would give rise to such an investigation or other action by a supervisory authority; (iii) the Company is not aware of any actual or threatened occurrence of breach of Data Protection Laws by any data processor processing Personal Data on behalf of the Company or its subsidiaries; (iv) the Company and its subsidiaries have obtained all necessary consents from persons to whom the Company will (by virtue of that person’s inclusion in the Company’s marketing list, database or similar) deliver direct marketing communications.

(ll) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director or officer of the Company nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment, the giving or receipt of money, property, gifts or anything else of value or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws. The Company and its subsidiaries have instituted and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate, representative or other person associated with or acting on behalf of the Company or any of its subsidiaries, is an individual or entity that is, or is owned or controlled by one or more Persons that are currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities of or business with any Person or in any country or territory that that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that would reasonably be expected to result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(pp) No Broker’s Fees. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(qq) No Registration Rights. Except as described in the Registration Statement and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares, other than rights that have been validly waived.

(rr) No Stabilization. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, without giving effect to activities by the Agent, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ss) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(vv) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ww) Status Under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(xx) No Ratings. There are (and prior to each Time of Sale, will be) no debt securities, convertible securities or preferred shares issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(yy) Clinical Trials, Preclinical Studies and Tests and Regulatory Compliance. (i) Except as described in the Registration Statement and the Prospectus, the clinical trials, preclinical studies and tests (collectively, “studies”) conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the Registration Statement and the Prospectus, or the results of which are referred to in the Registration Statement and the Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with accepted professional medical and scientific research standards and procedures for products or product candidates comparable to those product candidates being developed by the Company and all applicable statutes, rules and regulations of the U.S. Food and Drug Administration, including Good Laboratory Practices (“GLP”) regulations (21 C.F.R. Part 58) if any such studies are being conducted pursuant to GLP, and the European Medicines Agency, or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency (collectively, the “Regulatory Authorities”); (ii) the descriptions in the Registration Statement and the Prospectus of the results of such studies are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; (iii) neither the Company nor any of its subsidiaries has knowledge of any other studies conducted by or on behalf of the Company or its subsidiaries not described in the Registration Statement and the Prospectus, the results of which are inconsistent with or the Company believes to reasonably call into question, in any material respect, the preclinical study or test or the results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the applicable stage of development; (iv) to the knowledge of the Company, the Company and its subsidiaries have operated at all times and are currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities, except where such non-compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (v) the Company and its subsidiaries have provided the Agent with all material written notices and correspondence from the FDA; (vi) neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental authority requiring or, to the knowledge of the Company, threatening the termination, material modification or suspension of any studies that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies, and, to the knowledge of the Company and its subsidiaries, there are no reasonable grounds for the same; (vii) neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or Regulatory Authority; and (viii) neither the Company nor its subsidiaries or, to the knowledge of the Company, any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company and its subsidiaries, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion.

(zz) Regulatory Filings. Neither the Company nor its subsidiaries has failed to file with the Regulatory Authorities any required filing, declaration, listing, registration, report or submission or failed to obtain any required approval with respect to the product candidates of the Company or its subsidiaries that are described or referred to in the Registration Statement and the Prospectus; all such filings, declarations, listings, registrations, reports or submissions, as applicable, were in material compliance with applicable laws when filed; and no material deficiencies have been asserted by any applicable Regulatory Authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(aaa) Compliance with Health Care Laws. The Company and its subsidiaries are in material compliance with all applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under HIPAA (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA; (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (vi) all other applicable local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company has filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(bbb) Stamp Taxes. No stamp duties or other issuance or transfer taxes are payable by or on behalf of the Agent or the Company (or any of its subsidiaries) in the United Kingdom, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement or the Deposit Agreement, (B) the issuance and delivery of the Ordinary Shares, the ADSs (or the ADRs evidencing ADSs) in the manner contemplated by this Agreement or the Deposit Agreement or (C) the sale and delivery by the Agent of the Ordinary Shares or the ADSs (or the ADRs evidencing ADSs) as contemplated herein or in the Deposit Agreement.

(ccc) No Immunity. Neither the Company nor any of its subsidiaries or their properties or assets is entitled to claim immunity under English, U.S. federal or New York state law from any legal action, suit or proceeding, or from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim from the jurisdiction of any English, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, attachment in aid of execution of judgment or otherwise; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 8(k) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(ddd) Enforcement of Foreign Judgments. Any final and conclusive judgment for a definite sum of money rendered by any U.S. federal or New York state court located in the State of New York having competent jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of England and Wales, without re-litigation or re-examination of the matters adjudicated upon; provided that (i) the judgment was not obtained by fraud, (ii) the enforcement of the judgment would not be contrary to English public policy, (iii) the judgment was not obtained in proceedings contrary to natural justice, (iv) the judgment is not inconsistent with an English judgment or a foreign judgment given earlier in respect of the same matter, (v) the judgment is not for multiple damages and (vi) enforcement proceedings are instituted within six years after the date of the judgment.

(eee) Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of England and Wales and will be honored by the courts of England and Wales, subject to the restrictions described under the caption “Service of Process and Enforcement of Judgments” in the Registration Statement and the Prospectus. The Company has the power to submit, and pursuant to Section 8(h) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(fff) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 6 of this Agreement do not contravene English law or public policy.

(ggg) Passive Foreign Investment Company. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement and the Prospectus, the Company does not expect it was treated as, for the taxable year ending December 31, 2020, a passive foreign investment company (“PFIC”) as defined in Section 1297 of the Code.

(hhh) Dividends. No approvals are currently required in England and Wales in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of England and Wales, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of the United Kingdom, no such payments will be subject to any withholding or similar taxes under laws and regulations of the United Kingdom or any political subdivision or taxing authority thereof or therein and no such payments made to the holders thereof or therein who are non-residents of the United Kingdom and who do not have a permanent establishment, branch or agency in the United Kingdom will be subject to income or other similar taxes under laws and regulations of the United Kingdom or any political subdivision or taxing authority thereof or therein and each such payment may be made on such basis without the necessity of obtaining any governmental authorization in the United Kingdom or any political subdivision or taxing authority thereof or therein.

(iii) Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is incorporated or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(jjj) Legal Action. A holder of the Ordinary Shares and the Agent are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Ordinary Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in England and Wales may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(kkk) Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

Any certificate signed by any officer or representative of the Company or any of its subsidiaries and delivered to the Agent or counsel for the Agent in connection with an issuance of Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 4(o) hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3. ISSUANCE AND SALE OF ADSs

(a) Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agent agree that the Company may from time to time seek to sell Shares through the Agent, acting as sales agent, or directly to the Agent, acting as principal, as follows, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period.

(b) Mechanics of Issuances.

(i)

Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to the Agent an Issuance Notice; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that (I) the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail to the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the Agent may modify the list of such persons from time to time.

(ii)

Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which the Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time; provided they both agree in writing to any such modification.

(iii)

Method of Offer and Sale. The Shares may be offered and sold (A) in privately negotiated transactions with the consent of the Company; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Principal Market or sales made into any other existing trading market of the Ordinary Shares. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in the preceding sentence, and (except as specified in clauses (A) and (B) above) the method of placement of any Shares by the Agent shall be at the Agent’s discretion.

(iv)

Confirmation to the Company. If acting as sales agent hereunder, the Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has placed Shares hereunder setting forth the number of Shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.

(v)

Settlement. Each issuance of ADSs will be settled on the applicable Settlement Date for such issuance of ADSs and, subject to the provisions of Section 5, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the ADSs being sold by crediting the Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto, against issue to the Depositary or its nominee of the underlying Ordinary Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Agent will deliver, by wire transfer of immediately available funds, the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. The Company may sell Shares to the Agent as principal at a price agreed upon at each relevant time Shares are sold pursuant to this Agreement (each, a “Time of Sale”).

(vi)

Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the Agent may, upon notice to the other party hereto in writing (including by email correspondence to each of the individuals of the other party whose names are set forth on Schedule A) or by telephone (confirmed immediately by verifiable email), suspend any sale of Shares, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares placed or sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Shares after the Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(v) with respect to such Shares; and (C) if the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that it will hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Agent may borrow ADSs from stock lenders in the event that the Company has not delivered Shares to settle sales as required by subsection (v) above, and may use the Shares to settle or close out such borrowings. The Company agrees that no such notice shall be effective against the Agent unless it is made to the persons identified in writing by the Agent pursuant to Section 3(b)(i).

(vii)

No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in placing Shares; (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agent and the Company.

(viii)

Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agent agree that the Company shall not deliver any Issuance Notice to the Agent, and the Agent shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.

(c) Fees. As compensation for services rendered, the Company shall pay to the Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(vi)) by the Agent deducting the Selling Commission from the applicable Issuance Amount.

(d) Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Agent, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Agent of such qualifications, registrations, determinations and exemptions; (vii) the reasonable fees and disbursements of the Agent’s counsel, including the reasonable fees and expenses of counsel for the Agent in connection with, FINRA review, if any, and approval of the Agent’s participation in the offering and distribution of the Shares; (viii) the filing fees incident to FINRA review, if any; and (ix) the fees and expenses associated with listing the Shares on the Principal Market. The fees and disbursements of Agent’s counsel pursuant to subsections (v) and (vi) above shall not exceed (A) $75,000 in connection with the first Issuance Notice and (B) $15,000 in connection with each Triggering Event Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 4(o).

(e) Tax Indemnity. The Company will bear, and indemnify and hold harmless the Agent against (including against any losses arising directly or indirectly as a consequence of) any stamp duties or other issuance or transfer taxes (including any interest and penalties imposed thereon) payable in the United Kingdom, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement or the Deposit Agreement, (B) the issuance and delivery of the Ordinary Shares, the ADSs (or the ADRs evidencing ADSs) in the manner contemplated by this Agreement or the Deposit Agreement or (C) the sale and delivery by the Agent of the Ordinary Shares or the ADSs (or the ADRs evidencing ADSs) as contemplated herein or in the Deposit Agreement.

(f) Gross-up. All payments to be made by the Company to the Agent hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction had been made.

(g) Value Added Tax. All sums payable to the Agent shall be considered to be exclusive of any value added tax chargeable pursuant to the Value Added Tax Act 1994 or any equivalent value added or sales tax whether imposed in the United Kingdom (instead of or in addition to value added tax) or elsewhere from time to time (“VAT”). Where VAT is or becomes chargeable in respect of any amount payable hereunder to the Agent, the Company shall in addition to the sum payable hereunder (and at the same time) pay an amount equal to any applicable VAT subject to receipt of a valid VAT invoice (or equivalent documentation in any jurisdiction other than the United Kingdom (to the extent required)) from the Agent. Where the Company is required by the terms of this Agreement to reimburse or indemnify the Agent for any cost or expense, the Company shall reimburse or indemnify the Agent for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Agent (or any member of the Agent’s group for VAT purposes) is entitled to credit or repayment in respect of such VAT.

Section 4. ADDITIONAL COVENANTS

The Company covenants and agrees with the Agent as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:

(a) Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either, in the Company’s sole discretion, (A) include in its annual reports on Form 20-F or reports on Form 6-K which include the Company’s quarterly financial information, a summary detailing, for the relevant reporting period, (1) the number of Shares, if any, sold through the Agent pursuant to this Agreement and (2) the net proceeds, if any, received by the Company from such sales or (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act).

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus, or any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the ADSs from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order as soon as reasonably practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent or counsel for the Agent it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Sections 4(d) and 4(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agent’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(d) and 4(f); provided, however that the only remedy the Agent shall have with respect to the failure by the Company to make such filing (other than the Agent’s rights under Section 3(d) or Section 6 hereof) shall be to cease making sales under this Agreement until such amendment or supplement is filed; provided, further, that the failure of the Company to file such amendment or supplement request shall not relieve the Company of any obligation or liability under Section 3(d) or Section 6 hereof, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement. Notwithstanding the foregoing, the Company shall not be required to file such amendment or supplement if there is no pending Issuance Notice and the Company believes that it is in its best interest not to file such amendment or supplement.

(d) Agent’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agent’s prior consent, which shall not be unreasonably withheld, conditioned or delayed, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e) Use of Free Writing Prospectus. Neither the Company nor the Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).

(f) Free Writing Prospectuses. The Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Free Writing Prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed Free Writing Prospectus or any amendment or supplement thereto without the Agent’s consent. The Company shall furnish to the Agent, without charge, as many copies of any Free Writing Prospectus prepared by or on behalf of, or used by the Company, as the Agent may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such Free Writing Prospectus to eliminate or correct such conflict or so that the statements in such Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such Free Writing Prospectus, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Free Writing Prospectus and the Company shall not file, use or refer to any such amended or supplemented Free Writing Prospectus without the Agent’s consent, which shall not be unreasonably withheld, conditioned or delayed.

(g) Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.

(h) Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent and to request that the Agent suspend offers to sell Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance (it being acknowledged that the Company may delay the filing of any amendment or supplement, if, in the judgment of the Company, it is in the best interest of the Company); provided, however, that if during such same period the Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

(i) Blue Sky Compliance. The Company shall cooperate with the Agent and counsel for the Agent to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof as soon as reasonably practicable.

(j) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Agent an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, which requirement may be satisfied by publicly filing the required information on EDGAR.

(k) Listing; Reservation of Shares. (a) The Company will use commercially reasonable efforts to maintain the listing of the ADSs on the Principal Market; and (b) the Company will, during each period beginning on the first Trading Day of the selling period indicated in each Issuance Notice and ending on the second Trading Day after the earlier of (i) the last Trading Day of the applicable selling period and (ii) the date the applicable Issuance Notice is canceled, ensure it is able to allot and issue, free of pre-emptive rights, Ordinary Shares for the purpose of enabling the Company to satisfy its obligations under the applicable Issuance Notice.

(l) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(m) Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent in connection with the transactions contemplated hereby, including, without limitation, providing customary information and making available customary documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the Agent may reasonably request from time to time.

(n) Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(o) Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:

(A) the filing of the amendment or supplement of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;

(B) the filing with the Commission of an annual report on Form 20-F (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed annual report on Form 20-F), in each case, of the Company;

(C) the filing with the Commission of a report on Form 6-K containing half-year financial statements of the Company (other than information furnished and/or otherwise not incorporated by reference into the Prospectus and Registration Statement);

(D) the filing with the Commission of a report on Form 6-K containing quarterly financial statements of the Company (other than information furnished and/or otherwise not incorporated by reference into the Prospectus and Registration Statement); or

(E) the filing with the Commission of a report on Form 6-K of the Company containing amended financial information (other than information furnished and/or otherwise not incorporated by reference into the Prospectus and Registration Statement) that is material to the offering of securities of the Company in the Agent’s reasonable discretion;

(any such event, a “Triggering Event Date”), the Company shall furnish the Agent (but in the case of clause (E) above only if the Agent reasonably determines that the information contained in such current report on Form 6-K of the Company is material) with a certificate as of the Triggering Event Date, in the form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in this Agreement are true and correct and (B) confirming that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof. The requirement to provide a certificate under this Section 4(o) shall be automatically waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Shares hereunder (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent with a certificate under this Section 4(o), then before the Company delivers the instructions for the sale of Shares or the Agent sells any Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 4(o) dated as of the date that the instructions for the sale of Shares are issued.

(p) Legal Opinions. On or prior to the date of the first Issuance Notice and within five (5) Trading Days of Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause to be furnished to the Agent (i) a negative assurance letter and the written legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel to the Company, (ii) the written legal opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, English counsel to the Company, (iii) a negative assurance letter and the written legal opinion of Wilson Sonsini Goodrich & Rosati LLP, intellectual property counsel to the Company (together, the “IP Opinion”) (iv) the written legal opinion of Patterson Belknap Webb & Tyler LLP, counsel to the Depositary, and (v) a negative assurance letter and the written legal opinion of Goodwin Procter LLP, counsel to the Agent, each dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided pursuant to this Agreement to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).

(q) Comfort Letter. On or prior to the date of the first Issuance Notice and within five (5) Trading Days of each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause Deloitte LLP, the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agent, the Company shall also cause a comfort letter to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a report on Form 6-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements.

(r) Secretary’s Certificate. On or prior to the date of the first Issuance Notice and within five (5) Trading Days of each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable, the Company shall furnish the Agent a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company.

(s) Agent’s Own Account; Clients’ Account. The Company consents to the Agent trading, in compliance with applicable law, in the ADSs for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(t) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(u) Market Activities. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and will use commercially reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent (or, if later, at the time stated in the notice), the Company will, and will use commercially reasonable efforts to cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(v) Notice of Other Sale. Without the written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares, ADSs or securities convertible into or exchangeable for Ordinary

Shares or ADSs (other than Shares hereunder), warrants or any rights to purchase or acquire Ordinary Shares or ADSs, during the period beginning on the second Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent hereunder and ending on the second Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice (unless earlier terminated); and will not directly or indirectly enter into any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares or ADSs (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Ordinary Shares, ADSs, warrants or any rights to purchase or acquire, Ordinary Shares or ADSs prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s (i) issuance or sale of Ordinary Shares, ADSs, options to purchase Ordinary Shares or ADSs or Ordinary Shares or ADSs issuable upon the exercise of options or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under Nasdaq rules or other compensation plan of the Company or its subsidiaries, whether now in effect on the date of this Agreement or hereafter implemented, (ii) issuance or sale of Ordinary Shares or ADSs issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other equity awards or the settlement of restricted stock units (in each case, including upon net exercise) disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent; (iii) modification of any outstanding options, warrants of any rights to purchase or acquire Ordinary Shares or ADSs; and (iv) issuance of Ordinary Shares or ADSs or securities convertible into or exercisable for Ordinary Shares or ADSs issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity; provided that the aggregate number of Ordinary Shares or ADSs or securities convertible into or exercisable for Ordinary Shares or ADSs issued pursuant to this clause (iv) shall not exceed five percent (5.0%) of the total number of outstanding Ordinary Shares outstanding immediately prior to giving effect to such issuance.

Section 5. CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

(a) Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agent to Sell Shares. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agent to use its commercially reasonable efforts to place Shares during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance Notice, of each of the following conditions:

(i)

Accuracy of the Company’s Representations and Warranties; Performance by the Company. The Company shall have delivered the certificate required to be delivered pursuant to Section 4(o) on or before the date on which delivery of such certificate is required pursuant to Section 4(o). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(p), Section 4(q) and Section 4(r).

(ii)

No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(iii)

No Material Adverse Effect. Except as disclosed in the Prospectus and the Time of Sale Information, (a) in the judgment of the Agent there shall not have occurred any Material Adverse Effect; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(iv)

No Suspension of Trading in or Delisting of Ordinary Shares; Other Events. The trading of the ADSs (including without limitation the Ordinary Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the ADSs (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market or any of its constituent markets. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Principal Market or trading in securities generally on the Principal Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

(b) Documents Required to be Delivered on each Issuance Notice Date. The Agent’s obligation to use its commercially reasonable efforts to place Shares hereunder shall additionally be conditioned upon the delivery to the Agent on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agent, executed by the Chief Executive Officer, President, Chief Financial Officer or General Counsel of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice or the certificate delivered pursuant to Section 4(o)).

(c) No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement, the Prospectus or the Time of Sale Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

Section 6. INDEMNIFICATION AND CONTRIBUTION

(a) Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent, its officers and employees, and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by the Agent in connection with, or relating in any manner to, the Ordinary Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Agent through its bad faith or willful misconduct, and to reimburse the Agent and each such officer, employee and controlling person for any and all reasonable and documented expenses (including the reasonable and documented fees and disbursements of counsel chosen by the Agent) as such expenses are reasonably incurred by the Agent or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information set forth in the seventh paragraph under the caption “Plan of Distribution” in the Prospectus (such information, the “Agent Information”). The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. The Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by the Company in connection with, or relating in any manner to, the Ordinary Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Agent shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Company through its bad faith or willful misconduct, and to reimburse the Company and each such director, officer and controlling person for any and all reasonable and documented expenses (including the reasonable and documented fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by the Company or such officer, director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall only apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Agent Information. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Agent or the Company may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel (not to be unreasonably withheld, delayed or conditioned), the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Agent (in the case of counsel for the indemnified parties referred to in Section 6(a) above) or the Company (in the case of counsel for the indemnified parties referred to in Section 6(b) above), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(e) Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Agent. The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable and documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).

Notwithstanding the provisions of this Section 6(e), the Agent shall not be required to contribute any amount in excess of the agent fees received by the Agent in connection with the offerings contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each officer and employee of the Agent and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 7. TERMINATION & SURVIVAL

(a) Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.

(b) Termination; Survival Following Termination.

(i)

Either party may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon ten (10) Trading Days’ notice to the other party; provided that, (A) if the Company terminates this Agreement after the Agent confirms to the Company any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(v) with respect to such Shares and (B) Section 2, Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement. Upon termination of this Agreement, the Company shall not have any liability to the Agent for any discount, commission or other compensation with respect to any Shares not previously sold by the Agent under this Agreement.

(ii)

In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 8. MISCELLANEOUS

(a) Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a report on Form 6-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (other than disclosure related to periodic sales pursuant to this Agreement as required to be included in any reports filed with the Commission pursuant to the Securities Act or Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

(b) No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agent, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent does not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(c) Research Analyst Independence. The Company acknowledges that the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d) Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Agent:

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Edwin O’Connor

Goodwin Procter (UK) LLP

100 Cheapside

London

EC2V 6DY

Attention: Andrew Harrow

If to the Company:

Freeline Therapeutics Holdings plc

Stevenage Bioscience Catalyst

Gunnels Wood Road

Stevenage, Hertfordshire SG1 2FX

United Kingdom

Attention: Stephen Diamond, General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001-8602

Attention: Michael Hong

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).

(e) Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.

(f) Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(g) Governing Law Provisions. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

(h) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Freeline Therapeutics, Inc., 180 Varick Street, 6th Floor New York, New York 10014 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this 8(h), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(i) MIFID Product Governance. Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules (i) each manufacturer acknowledges to each other manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the ADSs and the related information set out in the Prospectus in connection with the ADSs; and (ii) the Agent and the Company note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the ADSs by the manufacturers and the related information set out in the Prospectus in connection with the ADSs.

(j) Judgment Currency. The Company agrees to indemnify the Agent, its directors, officers, affiliates and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by the Agent as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(k) Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) England and Wales, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(l) General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,

FREELINE THERAPEUTICS HOLDINGS PLC

By:	/s/ Stephen P. Diamond, Jr.
	Name:	Stephen P. Diamond, Jr.
	Title:	Senior Vice President and General Counsel

The foregoing Agreement is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

JEFFERIES LLC

By:	/s/ Michael Magarro
	Name:	Michael Magarro
	Title:	Managing Director

[Signature page to Sales Agency Agreement]

EXHIBIT A

ISSUANCE NOTICE

[Date]

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attn: [                    ]

Reference is made to the Open Market Sale Agreement between Freeline Therapeutics Holdings plc (the “Company”) and Jefferies LLC (the “Agent”) dated as of November 17, 2021 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i)):

________________________________

Issuance Amount (equal to the aggregate Sales Price for such ADSs):

$

Number of days in selling period:

First date of selling period:

Last date of selling period:

Settlement Date(s) if other than standard T+2 settlement:

Floor Price Limitation (in no event less than $1.00 without the prior written consent of the Agent, which consent may be withheld in the Agent’s sole discretion): $         per ADS.

Comments:

By:

Name:
Title:

A-1

Schedule A

Notice Parties

The Company

Stephen Diamond

Chip McCorkle

The Agent

Michael Magarro

Donald Lynaugh

Jack Fabbri